CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the 8-K/A filing of our report dated March 6, 2007, relating to the financial statements of Marble Slab Creamery, Inc.

Harper & Pearson Company, P.C.

Houston, Texas
May 1, 2007